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                                                                     EXHIBIT 5.1


              [OPINION OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
           REGARDING THE VALIDITY OF THE SECURITIES BEING REGISTERED]



                     Wolf, Block, Schorr and Solis-Cohen LLP

                                1650 Arch Street
                             Philadelphia, PA 19103


                                  May 14, 2002


AT&T Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Ladies and Gentlemen:

     We have acted as special counsel to AT&T Comcast Corporation, a Pennsylvania corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Company common stock and the related preferred stock purchase rights (together, the "Shares") to be issued in the mergers (the "Mergers") referred to in the Agreement and Plan of Merger dated as of December 19, 2001, and any amendments thereto prior to the date hereof (the "Merger Agreement"), among the Company, AT&T Corp., AT&T Broadband Corp., Comcast Corporation ("Comcast"), AT&T Broadband Acquisition Corp. and Comcast Acquisition Corp.

     In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and Bylaws of the Company currently in effect, (iii) the Merger Agreement, (iv) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company that will be in effect at the Effective Time (as defined in the Merger Agreement) and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

     In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion is limited to applicable provisions of the Pennsylvania Business Corporation Law of 1988 ("Pennsylvania Law") and judicial decisions interpreting Pennsylvania Law. We express no opinion with respect to the
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laws of any other jurisdiction or with respect to the qualification of the
Shares under the securities or blue sky laws of the United States or any state or any foreign jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Mergers and, upon consummation of the Mergers and the effectiveness of the amendments to the respective Articles of Incorporation of the Company and Comcast as provided for in the Merger Agreement, the issuance of the Shares and the delivery of proper stock certificates therefor in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the related joint proxy statement/prospectus included therein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

     This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the undersigned.

                                            Very truly yours,


                                            /s/ Wolf, Block, Schorr and
                                                Solis-Cohen LLP


                                            WOLF, BLOCK, SCHORR
                                            AND SOLIS-COHEN LLP